                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING
                         10 7/8% SENIOR NOTES DUE 2010
                                IN EXCHANGE FOR
                         10 7/8% SENIOR NOTES DUE 2010
                                       OF
                       DOBSON COMMUNICATIONS CORPORATION

    Registered holders of outstanding 10 7/8% Senior Notes Due 2010 (the "Old Notes") of Dobson Communications Corporation ("Dobson") who wish to tender their Old Notes in exchange for a like principal amount of 10 7/8% Senior Notes Due 2010 (the "New Notes") of Dobson and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Terms of the Exchange Offer-- Guaranteed Delivery Procedures" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                    UNITED STATES TRUST COMPANY OF NEW YORK

                              BY OVERNIGHT COURIER AND BY
                                HAND DELIVERY AFTER 4:30      BY HAND DELIVERY TO 4:30
          BY MAIL:                       P.M.:                         P.M.:                     BY FACSIMILE:
    United States Trust           United States Trust           United States Trust              (212) 422-0183
    Company of New York           Company of New York           Company of New York                    or
        P.O. Box 84                 Corporate Trust           30 Broad Street, B-Level           (646) 458-8107
   Bowling Green Station               Operations             New York, NY 10004-2304      (For Eligible Institutions
  New York, NY 10274-0084              Department               Attention: Corporate                 Only)
    Attention: Corporate       30 Broad Street-14th Floor          Trust Services
       Trust Services           New York, NY 10004-2304                                      CONFIRM BY TELEPHONE:
  (registered or certified                                                                       (800) 548-6565
     mail recommended)

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies & Gentlemen:

    The undersigned hereby tender(s) to Dobson upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

    The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being exchanged thereunder or as otherwise provided in the Prospectus.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE


Signature(s) of Registered Owner(s) or         Name(s) of Registered Holder(s):
Authorized Signatory:                          --------------------------------------------
--------------------------------------------   --------------------------------------------
--------------------------------------------   --------------------------------------------
Principal Amount of Old Notes Tendered:        Address:
--------------------------------------------   --------------------------------------------
Certificate No(s). of Old Notes                Area Code and Telephone No.:
(if available):                                --------------------------------------------
--------------------------------------------   Date:
--------------------------------------------

        This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing the owners of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):      --------------------------------------------------------------------------

Capacity:     --------------------------------------------------------------------------

Address(es):  --------------------------------------------------------------------------

----------------------------------------------------------------------------------------

    DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, an eligible guarantor institution which is a member of one of the following signature guarantee programs (an "Eligible Institution"):
(i) The Securities Transfer Agents Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Signature Program (MSF), or (iii) The Stock Exchange Medallion Program (SEMP), hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

    THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of
Firm: -------------------------------------------------------------------------

Address: ----------------------------------------------------------------------

Area Code and Telephone
No.: --------------------------------------------------------------------------

--------------------------------------------
         Authorized Signature:

Name: ---------------------------------------

Title: --------------------------------------

Date: ---------------------------------------

                                       3